UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2016

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2016, the Board of Directors of Target Corporation elected Monica C. Lozano as a director.

Ms. Lozano was Chair of the Board of U.S. Hispanic Media, Inc., the parent company of ImpreMedia, LLC (ImpreMedia), from June 2014 to January 2016, Chair of ImpreMedia from July 2012 to May 2014, and CEO of ImpreMedia from May 2010 to May 2014.  Ms. Lozano also served as Publisher of La Opinión, a subsidiary of ImpreMedia, from 2004 to May 2014 and was CEO of La Opinión from 2004 to July 2012.

The Board has appointed Ms. Lozano to the Audit & Finance and Nominating & Governance Committees.

Ms. Lozano received a one-time grant of RSUs with a $50,000 grant date fair value and will receive the annual compensation we provide to non-employee directors described in our most recent proxy statement under the heading “Director Compensation.”

A copy of the News Release announcing this change to the Board of Directors is attached hereto as Exhibit (99).

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Target Corporation’s News Release dated March 9, 2016 relating to a Change to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: March 9, 2016	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, Chief Legal Officer
and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)	Target Corporation’s News Release dated March 9, 2016 relating to a Change to the Board of Directors.	Filed Electronically